UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2003

Piedmont, Inc.
(Exact name of Registrant as specified in charter)

Utah	000-31431	33-0052057
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13674 E. Valley Blvd.
City of Industry, CA	91746
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (626) 961-8039

1001 - 17th Street, Suite M
Costa Mesa, CA 92626
(Former Name or Former Address, if Changed Since Last Report)

Item 1.  Changes in Control of Registrant

On or about April 1, 2003, Mr. Vincent van den Brink, President and Director of Piedmont, Inc. (the "Company"), entered into a stock purchase agreement with Mr. David Chin, a natural individual, involving a class of the Company's securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act").

Mr. van den Brink sold to Mr. Chin approximately 9,757,229 shares of the Company's already issued and outstanding common stock, previously held by Mr. van den Brink, which shares represent approximately 96.7% of the issued and outstanding common stock of the Company.  The said shares subject to this transaction shall be restricted securities as that term is defined in Paragraph (a)(3) of Rule 144, under the Securities Act of 1933, as amended (the "Securities Act").  In exchange, Mr. van den Brink received a promissory note in the aggregate amount of $5,000 that shall not accrue interest and is due upon demand.

The aforementioned transaction was conducted between two individuals, not involving the issuer or any dealers or underwriters, and is considered by both parties to be exempt from the provisions of Section 5 of the Securities Act of 1933, as amended pursuant to Section 4(1) of such same Act.

As a result of the foregoing, the post-closing capitalization of the Company's shares is anticipated to be as follows:

10,093,195

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Owner	Percent of Class

Common	David Chin	9,757,229 shares	96.7%
	13674 E. Valley Blvd.
	City of Industry, CA 91746

Common	Various other shareholders	335,966 shares	3.33%

Item 5.  Other Events and Regulation FD Disclosure

The new address for the Company is 13674 E. Valley Blvd., City of Industry, CA 91746. The new telephone number for the business is (626) 961-8039.  The new fax number for the business is (626) 961-8179.

Subsequent to the change of control described in Item 1 of this Form 8-K Current Report, above, the Company shall hold a special meeting of shareholders, whereby the following topics are to be voted upon by the majority shareholders:

1.      Change of Name:  The Company is desirous of filing an amendment to its articles of incorporation to change its name to U.S. Biodefense, Inc.  Upon effectiveness of the amendment, the Company will request its ticker symbol, currently PDMT, to be changed.

2.      Election of Directors: Vincent van den Brink and Rita Thomas, both of whom are officers and directors of the Company, have tendered their resignations from their respective positions with the Company.  As such, shareholders of the Company shall seek to appoint new members to the Board of Directors.

Item 6.  Resignations of Registrant's Directors

In connection with the change of control, the Board of Directors tendered the resignation of Vincent van den Brink as President and Director of the Company.  The Board also accepted the resignation of Rita Thomas as Secretary, Treasurer and Director of the Company.

David Chin shall serve as an interim officer and director until such positions are ratified in a special meeting of shareholders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date

/s/ David Chin	Interim President, Secretary,	April 9, 2003
David Chin	Treasurer and Director